Exhibit 10.1
PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.
AMENDMENT NO. 1 TO RESTRICTED STOCK AGREEMENT
FOR
KBS CAPITAL ADVISORS LLC
THIS AMENDMENT NO. 1 TO RESTRICTED STOCK AGREEMENT (this “Amendment”), dated and effective as of September 1, 2021, is made by and among Pacific Oak Strategic Opportunity REIT, Inc. (the “Company”), KBS Capital Advisors LLC (the “Recipient”), and GKP Holding LLC, a Delaware limited liability company (“GKP”).
W I T N E S S E T H
WHEREAS, the Company and the Recipient have previously entered into that certain Restricted Stock Agreement, dated as of March 27, 2020 (the “Agreement”);
WHEREAS, the Company and the Recipient desire to amend the Agreement as set forth herein;
WHEREAS, GKP desires to become a party to this Amendment, as set forth herein; and
WHEREAS, capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.
NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:
1.Vesting and Release of Certain Shares of Restricted Stock. The parties hereby agree that 1,157,448 of the Shares of Restricted Stock awarded to Recipient pursuant to the Agreement shall, subject to restrictions and requirements under the Company’s charter and any applicable securities laws, be immediately vested, transferable and fully released from all restrictions and requirements under the Agreement, but shall be subject to any applicable restrictions under this Amendment including but not limited to those under Section 4 and Section 10. Such Shares are defined herein as the “Released Shares”.
2.Repurchase of Certain Shares of Restricted Stock. For consideration of $5,655,705 in cash, paid by the Company to the Recipient contemporaneously with the execution of this Agreement, Recipient does hereby sell, assign, transfer, convey, grant, bargain, set over, release and deliver 584,267 of the Released Shares of Restricted Stock awarded to Recipient pursuant to the Agreement back to the Company, its successors and assigns, to have and to hold forever, free and clear of any security interest, pledge, mortgage, lien (including environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement, or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership. Such Shares are defined herein as the “Repurchased Shares”.

3.Transfer of Certain Shares of Restricted Stock. The parties hereby agree that for good and valuable consideration, receipt of which is hereby acknowledged, the Recipient does hereby sell, assign, transfer, convey, grant, bargain, set over, release and deliver 2,254,289 of the Shares of Restricted Stock awarded to Recipient pursuant to the Agreement to GKP, its successors and assigns, to have and to hold forever, free and clear of any security interest, pledge, mortgage, lien (including environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement, or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, other than those restrictions set forth in the Company’s charter and specifically set forth herein. Such Shares are defined herein as the “GKP Restricted Shares”.
4.Remaining Shares. With respect to Released Shares not repurchased pursuant to Section 2 of this Amendment and other than the 513,467 Released Shares to be transferred to the Affiliated Transferees (as defined in Section 10(e)), such remaining Released Shares (the “Retained Vested Shares”) shall not be eligible for redemption under the Company’s share redemption program unless the Company has satisfied all outstanding redemption requests from other stockholders, provided that (a) this restriction may be waived in certain situations, such as upon a change of control of the Company, as determined by the Conflicts Committee of the Board and (b) notwithstanding the foregoing, within 60 days after November 1, 2024, the Company shall be required to redeem, and the holder will transfer to the Company, any remaining outstanding Retained Vested Shares, separate and outside of any general stockholder share redemption program, at the then most recent Board-approved net asset value per Share (which shall not be more than six months old). The number of Shares governed by this Section 4 is 59,714.
5.Restrictions on GKP Restricted Shares. The GKP Restricted Shares shall be subject to the terms, provisions and restrictions set forth in this Amendment.
6.Vesting of GKP Restricted Shares.
(a)General Vesting. All of the GKP Restricted Shares are nonvested and forfeitable as of the date of this Amendment. Subject to the terms of this Amendment, all of the GKP Restricted Shares shall vest on the earliest of the following: (i) July 1, 2026; or (ii) immediately before and contingent upon the occurrence of a Change in Control (as defined below). Notwithstanding the foregoing, and at the option of either Keith Hall’s estate or Peter McMillan’s estate, that in the event of the death of either Keith Hall or Peter McMillan, such event can trigger the vesting of that number of GKP Restricted Shares corresponding to 100% of the deceased party’s proportional economic interest in GKP Restricted Shares.
(b)Acceleration of Vesting at Company Discretion. Notwithstanding any other term or provision of this Agreement, the Board shall be authorized, in its sole discretion, to accelerate the vesting of any GKP Restricted Shares under this Amendment, at such times and upon such terms and conditions as the Board shall deem advisable.
(c)Certain Definitions. For purposes of this Amendment, the following terms shall have the meanings indicated:

(i)“Non-Vested GKP Restricted Shares” means any portion of the GKP Restricted Shares subject to this Amendment that has not become vested pursuant to this Section 6.
(ii)“Vested GKP Restricted Shares” means any portion of the GKP Restricted Shares subject to this Amendment that is and has become vested pursuant to this Section 6.
7.Delivery of GKP Restricted Shares.
(a)Issuance of Stock Certificates and Legends. One or more stock certificates evidencing the GKP Restricted Shares shall be issued in the name of GKP but shall be held and retained by the records administrator of the Company until the date (the “GKP Applicable Date”) on which the GKP Restricted Shares (or a portion thereof) become Vested GKP Restricted Shares. All such stock certificates shall bear the following legend, along with such other legends that the Company shall deem necessary and appropriate:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO SUBSTANTIAL VESTING, TRANSFER AND OTHER RESTRICTIONS AS SET FORTH IN THE RESTRICTED STOCK AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES, AND INCLUDE VESTING CONDITIONS WHICH MAY RESULT IN THE COMPLETE FORFEITURE OF THE SHARES.
(b)Stock Powers. GKP shall deposit with the Company stock powers or other instruments of transfer or assignment, duly endorsed in blank with signature(s) guaranteed, corresponding to each certificate representing GKP Restricted Shares (or if GKP Restricted Shares are issued without certificates, corresponding to all the GKP Restricted Shares registered in the name of GKP) until such GKP Restricted Shares become Vested GKP Restricted Shares. If GKP shall fail to provide the Company with any such stock power or other instrument of transfer or assignment, the Recipient hereby irrevocably appoints the Secretary of the Company as his attorney-in-fact, with full power of appointment and substitution, to execute and deliver any such power or other instrument which may be necessary to effectuate the transfer of the GKP Restricted Shares (or assignment of distributions thereon) on the books and records of the Company.
(c)Delivery of Stock Certificates. On or after each GKP Applicable Date, upon written request to the Company by GKP, the Company shall promptly cause a new certificate or certificates to be issued for and with respect to all GKP Restricted Shares that become Vested GKP Restricted Shares on that GKP Applicable Date, which certificate(s) shall be delivered to GKP as soon as administratively practicable after the date of receipt by the Company of GKP’s written request. The new certificate or certificates shall continue to bear those legends and endorsements that the Company shall deem necessary or appropriate (including those relating to restrictions on transferability and/or obligations and restrictions under any applicable securities laws). If the GKP Restricted Shares are issued without certificates, then on or after each GKP Applicable Date, upon written request to the Company by GKP, the Company shall promptly take such action as shall be necessary or appropriate to reflect on the Company’s books and records (and on the books and records of the transfer agent for the Company’s Shares), that those GKP Restricted Shares that vest on that GKP Applicable Date are Vested GKP Restricted Shares.
(d)Issuance Without Certificates. If the Company is authorized to issue GKP Restricted Shares without certificates, then the Company may, in the discretion of the Company’s management, issue GKP Restricted Shares pursuant to this Amendment without certificates.
8.Forfeiture of Shares. Notwithstanding any other provision of this Amendment to the contrary, any Non-Vested GKP Restricted Shares will be immediately forfeited under the following circumstances described below:
(a)Failure to Honor Non-Compete and Liquidity Agreement.  All Non-Vested GKP Restricted Shares shall be forfeited immediately if GKP or any of its Affiliates fail to honor and observe either provision of the following provisions (the “Non-Compete and Liquidity Agreement”).  Notwithstanding the foregoing, to the extent that only one of either Mr. McMillan or Mr. Hall violates any of the non-compete provisions, only that number of Non-Vested GKP Restricted Shares corresponding to the violating party’s proportional economic interest in Non-Vested GKP Restricted Shares shall be forfeited. GKP agrees to the following arrangement with respect to the Company in connection with the receipt of the GKP Restricted Shares:
1. After the date of this Amendment, GKP and its affiliates will not form a competing entity in commercial real estate investment management to the Company, which has a similar focus on opportunistic commercial real estate investments, without Conflicts Committee approval.  This includes in the non-traded REIT space, public REITs, or separate account management for institutional accounts including, but not limited to domestic pension funds (public or corporate), international pension funds (public or corporate), sovereign wealth funds, family offices, or any other institutional investor. The Company recognizes the existence of Pacific Oak (where “Pacific Oak” is defined as Pacific Oak Capital Advisors LLC and its affiliates other than the Company and its subsidiaries) investment programs either currently in place or in process including, but not limited to Battery Point, DayMark, PORT II or other single-family rental focused entities, the SmartStop Self Storage Joint Venture, Pacific Oak Holdings, and KORE Pacific Advisors. It is further recognized that to be considered a competing entity, the Company must have capital to invest at the time.
2. Pacific Oak will enable the Company to provide meaningful liquidity to its shareholders within five years from the date of this Amendment, defined as successfully converting to an NAV REIT with an expanded share redemption plan, or a public listing, or reopening the share redemption plan for ordinary redemptions, announcing and beginning a liquidation plan for the Company, or a similarly significant liquidity event to any of the foregoing liquidity events.

(b)Failure to Vote. Until November 1, 2021, all of GKP’s Non-Vested Shares shall be forfeited immediately, at the Conflict Committee’s discretion, in any of the following circumstances:
•If GKP attends or returns a proxy to be present at a meeting of Company stockholders, but fails to either: (1) abstain on any matters that the Board determines that GKP cannot vote on pursuant to the Company’s charter or otherwise should abstain and provides GKP with 5 business days’ prior written notice of such determination or (2) with respect to all other matters, vote all GKP Restricted Shares in accordance with the recommendations of the Board.
•If GKP fails to attend or return a proxy to be present at a meeting of Company stockholders if such meeting has been adjourned at least once in order to obtain additional stockholder attendance or votes and GKP has been given 5 business days’ prior written notice of such fact.
(c)Nomination of Directors. Until November 1, 2021, all Non-Vested GKP Restricted Shares shall be forfeited immediately if GKP makes any stockholder nominations of directors to the Board, unless the Conflicts Committee of the Board has provided its prior written consent to such nomination(s).
(d)Compliance with Law. If necessary to satisfy any law, regulation, rule or administrative decision with respect to the Company’s ongoing operations, including any ongoing offering of Common Stock, the Company shall have authority to cause the forfeiture of any Non-Vested GKP Restricted Shares and replace any such forfeited Non-Vested GKP Restricted Shares with a form of compensation that is, as close as reasonably practicable as determined in the Board’s discretion, economically equivalent as of the date of such replacement or modification.
(e)Transfer of Interests in GKP. GKP represents and warrants that Peter McMillan and Keith Hall each own 50% ownership interests in GKP and are the only managers of GKP. All of Vested GKP Restricted Shares and/or Non-Vested GKP Restricted Shares may be forfeited immediately, at the Conflict Committee’s discretion, upon any transfer of ownership interests in GKP without the Company’s prior consent. Transfers for Estate Planning or community property settlement are not subject to this provision and are therefore approved as of the date of this agreement.
9.Enforcement.
(a)GKP acknowledges and agrees that its obligations set forth in Section 8(a) are independent covenants and agreements and can be enforced by the Company separate and apart from this Amendment, and are a condition precedent to this Amendment. Therefore, in addition to any other provision or remedy set forth in this Amendment, the Company shall be entitled to all remedies at law and equity resulting from breach of the obligations of set forth in Section 8(a) and such remedies shall be cumulative with all provisions of this Amendment.

(b)GKP acknowledges and agrees that the injury that would be suffered by the Company or its Affiliates as a result of violation of Section 8(a) would be irreparable and that an award of monetary damages to the Company or its Affiliates for such a breach would be an inadequate remedy. Consequently, the forfeiture of Non-Vested GKP Restricted Shares is fair and reasonable under the circumstances.
(c)If any provision of Section 8(a) is held to be unreasonable, arbitrary, or against public policy, such covenant and corresponding forfeiture will be considered to be divisible, including with respect to scope, time, geographic area and number of Non-Vested GKP Restricted Shares to be forfeited, and such lesser scope, time, geographic area or number of Non-Vested GKP Restricted Shares, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against GKP to the maximum extent permitted by applicable law.
10.Rights with Respect to Restricted Stock.
(a)General. Except as otherwise provided in this Amendment, GKP, successors and assigns shall have, with respect to all of the GKP Restricted Shares, whether Vested GKP Restricted Shares or Non-Vested GKP Restricted Shares, all of the rights of a holder of Shares of common stock of the Company, including without limitation (i) the right to vote such GKP Restricted Shares, (ii) the right to receive dividends, if any, as may be declared on the GKP Restricted Shares from time to time, and (iii) the rights available to all holders of Shares upon any merger, consolidation, reorganization, liquidation or dissolution, stock splitup, stock dividend or recapitalization undertaken by the Company; provided, however, that all of such rights shall be subject to the terms, provisions, conditions and restrictions set forth in this Amendment (including without limitation conditions under which all such rights shall be forfeited). Any cash dividends (or dividends paid in the form of property other than Shares) paid with respect to any GKP Restricted Shares shall be paid at the same time as those dividends are paid by the Company to other holders of Shares (reduced by any applicable federal, state, local or foreign withholding taxes thereon). Any Shares issued to GKP as a dividend with respect to GKP Restricted Shares shall have the same status and transfer restrictions and bear the same legend as the GKP Restricted Shares, and shall be held by the Company if the GKP Restricted Shares Stock that such dividend is attributed to are being so held, unless otherwise determined by the Board.
(b)Adjustments to Shares. If at any time there shall be any increase or decrease in the number of issued and outstanding Shares of the Company through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of such Shares, then and in that event, the Board shall make any adjustments it deems fair and appropriate, in view of such change, in the number of GKP Restricted Shares then subject to this Amendment. If any such adjustment shall result in a fractional Share, such fraction shall be disregarded.
(c)No Restrictions on Certain Transactions. Notwithstanding any term or provision of this Amendment to the contrary, the existence of this Amendment, or of any outstanding GKP Restricted Shares awarded hereunder, shall not affect in any manner the right, power or authority of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger, consolidation or similar transaction by or of the Company; (iii) any offer, issue or sale by the Company of any capital stock of the Company, including any equity or debt securities, or preferred or preference stock that would rank prior to or on parity with the GKP Restricted Shares and/or that would include, have or possess other rights, benefits and/or preferences superior to those that the GKP Restricted Shares includes, has or possesses, or any warrants, options or rights with respect to any of the foregoing; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the stock, assets or business of the Company; (vi) any dividend or other distribution of cash, Shares or other property by the Company; or (vii) any other corporate transaction, act or proceeding (whether of a similar character or otherwise).
(d)Share Redemption Program. Non-Vested GKP Restricted Shares shall not be eligible for redemption by the Company under any circumstances unless approved by the Board. After the vesting of the GKP Restricted Shares, and only upon receiving a request from GKP and the consent of the Conflicts Committee, within 60 days of the request the Company will redeem, and GKP will transfer to the Company, 50% of such Vested GKP Restricted Shares, with the amount of the cash payment per Share determined based on the then most recent Board-approved net asset value of the Shares (which shall not be more than six months old). Any Vested GKP Restricted Shares that are not required to be redeemed in accordance with the preceding sentence are referred to herein as the “Retained Vested GKP Restricted Shares.” Retained Vested GKP Restricted Shares shall not be eligible for redemption under the Company’s share redemption program (the “SRP”) unless the Company has satisfied all outstanding redemption requests from other stockholders, provided that this restriction may be waived in certain situations, such as upon a change of control of the Company, as determined by the Conflicts Committee of the Board.
(e)Share Transfer Restrictions.  The Released Shares received by the parties to this Amendment (or transferred to Recipient’s or its affiliates’ current or former employees, or certain designated employees of Pacific Oak, as described below (collectively, “Affiliated Transferees”)) shall be subject to the transfer restrictions described herein. Subject to Section 4 hereof with respect the Retained Vested Shares, such shares shall be eligible for redemption under the Company’s SRP or tendering in third-party tender offers.  However, the Released Shares have not been registered under federal or state securities laws and may not be offered or sold, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of such laws.  For 12 months from the date of this Amendment, transfers of Released Shares outside of the SRP or third-party tender offers will only be permitted on a case-by-case basis if approved by the Company and such transfers must comply with applicable laws.  The foregoing transfer restrictions shall not apply to transfers from Recipient to Affiliated Transferees if Recipient has received advice from its counsel that such transfers comply with all federal or state securities laws.  Any attempt to transfer securities without compliance with this paragraph shall be voidable at the option of the Company.
11.Transferability.

(a)Except for Estate Planning or community property division or unless otherwise determined by the Board, the GKP Restricted Shares are not transferable unless and until they become Vested GKP Restricted Shares in accordance with this Amendment. The terms of this Amendment shall be binding upon the successors and assigns of GKP. Any attempt to effect a Transfer (as defined below) of any GKP Restricted Shares prior to the date on which the GKP Restricted Shares become Vested GKP Restricted Shares shall be void ab initio. For purposes of this Amendment, “Transfer” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.
(b)Unless otherwise consented to in writing by the Company, in its sole discretion, this Amendment (and GKP’s rights hereunder) may not be assigned, and the obligations of GKP hereunder may not be delegated, in whole or in part. The rights and obligations created hereunder shall be binding on GKP and its heirs and legal representatives and on the successors and assigns of the Company.
12.Responsibilities for Tax Consequences. The tax consequences to GKP and the Recipient (including without limitation federal, state, local and foreign income tax consequences) with respect to the GKP Restricted Shares (including without limitation the grant, vesting and/or forfeiture thereof) and this Amendment are the sole responsibility of GKP and the Recipient, respectively.
13.Amendment. This Amendment may be amended only with the written consent of the Company, the Recipient and GKP, except that amendments to Sections 1-4 do not require the consent of GKP and amendments to Sections 5-11 do not require the consent of the Recipient.
14.Complete Agreement. This Amendment (together with the Agreement and those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by any party which are not set forth expressly in the Agreement or this Amendment.
15.Miscellaneous.
(a)Severability. If any term or provision of this Amendment is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the transfer of GKP Restricted

Shares hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).
(b)Law Governing. This Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of Maryland (without reference to the conflict of laws rules or principles thereof).
(c)Interpretation. GKP accepts the GKP Restricted Shares subject to all of the terms, provisions and restrictions of this Agreement. The undersigned GKP hereby accepts as binding, conclusive and final all decisions or interpretations of the Company upon any questions arising under this Agreement.
(d)Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Amendment or any term or provision hereof.
(e)Notices.. Any notice under this Amendment shall be in writing and shall be deemed to have been duly given when delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:
To the Company or the Board:
Pacific Oak Strategic Opportunity REIT, Inc.
11766 Wilshire Blvd., Suite 1670
Los Angeles, California 90025

To the Recipient:
KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660

To GKP:
GKP Holding LLC
11766 Wilshire Blvd., Suite 1670
Los Angeles, California 90025

Either party may at any time give notice in writing to the other party of a change in its address for the purposes of this Section 15(e).

(f)Non-Waiver of Breach. The waiver by any party hereto of the other party's prompt and complete performance, or breach or violation, of any term or provision of this Amendment shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.
(g)Counterparts. This Amendment may be executed in multiple separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.
(h)Arbitration. To the extent that a dispute arises between the parties under this Amendment, the parties agree to attempt to settle such dispute through non-binding mediation to be held for a maximum of one day administered by the Judicial Arbiter Group ("JAG"), before a mutually agreed representative of JAG, in accordance with its commercial mediation rules then in effect. If such dispute cannot be resolved through mediation, it shall be resolved by binding arbitration before a panel of three arbitrators of JAG (selected by the JAG mediator) under the commercial arbitration rules then in effect. Each party shall bear its own legal, accounting and other similar fees incurred in connection with such arbitration; provided that (a) the losing party shall bear the costs of such arbitration and (b) the arbitrators shall award legal fees to the prevailing party in such dispute. Such arbitration and determination shall be final and binding on the parties and judgment may be entered upon such determination in any court having jurisdiction thereof (and such judgment enforced, if necessary, through judicial proceedings). It is understood and agreed that the arbitrators shall be specifically empowered to designate and award any remedy available at law or in equity, including specific performance. The parties agree that any such mediation or arbitration shall be conducted in Los Angeles, California.
(i)Termination of this Agreement. Upon vesting of all Non-Vested GKP Restricted Shares, this Amendment shall terminate, except any provisions under Section 10(d).

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Amendment as of the date first written above.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.

By:/s/ Keith D. Hall
         Keith D. Hall, Chief Executive Officer

KBS CAPITAL ADVISORS LLC

By:    PBren Investments, L.P., a Manager

    By:    PBren Investments, LLC, as general
        partner

        By:    PBCS Management, LLC,
            a Manager

        By:/s/ Charles J. Schreiber, Jr.
            Charles J. Schreiber, Jr., Manager

By:    Schreiber Real Estate Investments, L.P.,
    a Manager

By:    Schreiber Investments, LLC, as general
        partner

        By:    PBCS Management, LLC,
            a Manager

        By:/s/ Charles J. Schreiber, Jr.
            Charles J. Schreiber, Jr., Manager

GKP HOLDING LLC By:/s/ Peter McMillan Peter McMillan, Manager By:/s/ Keith Hall Keith Hall, Manager